UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2019

Verb Technology Company, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55314	90-1118043
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

344 S. Hauser Boulevard, Suite 414

Los Angeles, California 90036

(Address of principal executive office, including zip code)

(855) 250-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On April 4, 2019, Verb Technology Company, Inc., a Nevada corporation (“our,” “we,” or “us”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with A.G.P./Alliance Global Partners, as representative of the several underwriters named therein (the “Underwriters”), relating to a firm commitment offering of 6,389,776 units (the “Units”) consisting of an aggregate of (i) 6,389,776 shares (the “Firm Shares”) of common stock, $0.0001 par value (the “Common Stock”), and (ii) warrants to purchase up to 6,389,776 shares of Common Stock (the “Firm Warrants”; and the shares of Common Stock issuable from time to time upon exercise of the Firm Warrants, the “Firm Warrant Shares”), at a public offering price of $3.13 per Unit. Pursuant to the terms of the Underwriting Agreement, we also granted the Underwriters an option, exercisable for 45 days, to purchase up to 958,466 additional Units, consisting of an aggregate of (x) 958,466 shares of Common Stock (the “Option Shares”; and, together with the Firm Shares, the “Shares”) and (y) warrants to purchase up to 958,466 shares of Common Stock (the “Option Warrants”; and, together, with the Firm Warrants, the “Warrants”; and the shares of Common Stock issuable from time to time upon exercise of the Option Warrants, the “Option Warrant Shares”; and, together with the Firm Warrant Shares, the “Warrant Shares”). The Warrants have an initial per share exercise price of $3.443, subject to customary adjustments, are exercisable immediately, and will expire five years from the date of issuance.

After deducting underwriting discounts and commissions and estimated offering expenses payable by us, we expect to realize net proceeds of approximately $18.2 million, or $21.0 million if the Underwriters exercise their over-allotment option in full. We intend to use the net proceeds from the offering to provide funds for the cash portion of the purchase price of our acquisition of Sound Concepts, Inc., as well as to pay transaction expenses and other costs in connection with the acquisition. In the event that we have proceeds remaining after payment of the cash amount of the purchase price and associated transaction expenses and other costs, we intend to use the proceeds:

●	To repay certain promissory notes issued in favor of Bellridge Capital, LP in the aggregate principal amount of $2,000,000;

●	To fund the ongoing costs associated with the integration of our software with the Salesforce.com, Inc. platform

●	To fund the ongoing costs associated with the integration of our software with Microsoft Outlook, Microsoft Dynamics, and the Microsoft Office 365 platform, among other ongoing initiatives with Microsoft Corporation;

●	To fund the ongoing costs associated with the integration of our software with the Odoo platform;

●	To fund our ongoing development costs associated with the adaption of our TaggMED product for certain clinical trial initiatives;

●	To fund our ongoing development costs associated with the development and adaptation of our TaggLIVE for Facebook Live and Instagram users; and

●	To fund our general corporate working capital needs, including the costs of additional staff to facilitate the foregoing initiatives.

The offering of the Units is being made pursuant to our registration statement on Form S-1, as amended (File No. 333-226840) (the “Registration Statement”), which the Securities and Exchange Commission declared effective on April 4, 2019. The offering is expected to close on April 9, 2019.

The Underwriting Agreement contains customary representations, warranties, covenants, agreements, and indemnification, including for liabilities under the Securities Act of 1933, as amended. In addition, pursuant to the terms of the Underwriting Agreement, we, each of our directors and executive officers, and our greater than 5% stockholders have entered into “lock-up” agreements with the Underwriters that generally prohibit the sale, transfer, or other disposition of our securities, without the prior written consent of the Underwriters, for a period of ninety (90) days following the closing of the offering. Pursuant to the Underwriting Agreement, we also agreed to issue to the Underwriters as compensation one (1) warrant (the “Underwriters’ Warrant”) to purchase up to 319,489 shares of Common Stock (the “Underwriters’ Warrant Shares”). The Underwriters’ Warrant and the Underwriters’ Warrant Shares were registered pursuant to the Registration Statement.

In connection with the offering, we also entered into that certain Warrant Agent Agreement dated April 4, 2019 (the “Warrant Agent Agreement”), by and between VStock Transfer, LLC, as warrant agent (the “Warrant Agent”), and us. The Warrants and the Underwriters’ Warrant will be issued in registered form pursuant to the Warrant Agent Agreement and, initially, will be issued and maintained in the form of a security held in book-entry form and The Depository Trust Company or its nominee will be the sole registered holder of the Warrants and Underwriters’ Warrant, subject to a holder’s right to receive a warrant in certificated form pursuant to the terms of the Warrant Agent Agreement.

The foregoing descriptions of the Underwriting Agreement and Warrant Agent Agreement are not complete and are qualified by reference to the complete documents, copies of which are filed as Exhibit 1.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference. The provisions of the Underwriting Agreement, including the representations, warranties, covenants, and agreements contained therein, were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The opinion of Baker & Hostetler LLP, relating to the validity of the Units, Shares, Warrants, Warrant Shares, Underwriters’ Warrant, and Underwriters’ Warrant Shares in connection with the offering, is filed with this Current Report on Form 8-K as Exhibit 5.1.

Section 8 – Other Events

Item 8.01 Other Events

On April 5, 2019, we issued a press release announcing that we priced the offering of 6,389,776 Units consisting of an aggregate of 6,389,776 Firm Shares and Firm Warrants to purchase up to 6,389,776 Firm Warrant Shares, and an additional 958,466 Units consisting of in the aggregate of 958,466 Option Shares and Option Warrants to purchase up to 958,466 Option Warrant Shares to cover any over-allotments, and that our Common Stock and the Warrants were approved for listing by The Nasdaq Capital Market (“Nasdaq”). Our Common Stock and the Warrants will begin trading on Nasdaq at the open of the market on April 5, 2019, under the symbols “VERB” and “VERBW,” respectively. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Exhibits

(d) Exhibits

Exhibits	Description of Exhibit
1.1*	Underwriting Agreement dated April 4, 2019, between Verb Technology Company, Inc. and A.G.P./Alliance Global Partners, as representative of the several underwriters.

5.1*	Opinion of Baker & Hostetler LLP as to the legality of the securities registered.

4.34	Form of Investor Common Stock Purchase Warrant, which was filed as Exhibit 4.34 to Amendment No. 7 to our Registration Statement on Form S-1 (File No. 333-226840) filed with the SEC on April 2, 2019, and is incorporated herein by reference thereto.

4.35	Form of Underwriter’s Common Stock Purchase Warrant, which was filed as Exhibit 4.35 to Amendment No. 7 to our Registration Statement on Form S-1 (File No. 333-226840) filed with the SEC on April 2, 2019, and is incorporated herein by reference thereto.

10.1*	Warrant Agent Agreement dated April 4, 2019, by and between Verb Technology Company, Inc. and VStock Transfer, LLC.

10.48*	Form of Lock-up Agreement in favor of A.G.P./Alliance Global Partners, as representative of the several underwriters.

99.1*	Press Release dated April 5, 2019.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verb Technology Company, Inc.

Dated: April 5, 2019	By:	/s/ Rory J. Cutaia
Rory J. Cutaia, Chairman and Chief Executive Officer